SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC 20549
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                                     FORM 8-K


                                  CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(D) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

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          Date of report (Date of earliest event reported):  May 3, 2000


                                    ALCOA INC.
                (Exact Name of Registrant as Specified in Charter)



        PENNSYLVANIA                   1-3610                  25-0317820
(State of Other Jurisdiction   (Commission File Number)     (IRS Employer
      of Incorporation)                                    Identification No.)



      201 ISABELLA STREET, PITTSBURGH, PENNSYLVANIA       15212-5858
           (Address of Principal Executive Offices)       (Zip Code)



         OFFICE OF INVESTOR RELATIONS               412-553-3042
         OFFICE OF THE SECRETARY                    412-553-4707
            (Registrant's telephone number, including area code)




ITEM 5.  OTHER EVENTS.

        On May 3, 2000, the Registrant issued the following press release:

                ALCOA COMPLETES MERGER WITH REYNOLDS METALS

PITTSBURGH, PA. AND RICHMOND, VA., MAY 3, 2000 - Alcoa Inc. and Reynolds Metals Company announced today that the U.S. Department of Justice and the European Union have approved their proposed merger and that the merger has been completed. Reynolds shareholders had already approved the merger on February 11.

The merger adds impressive strengths to Alcoa's worldwide operations, including the Reynolds brand name, its packaging and consumer products businesses, smelting operations, manufacturing operations serving the construction and transportation markets, and bauxite reserves in Brazil, Guyana and Guinea.

Under the terms of a consent decree entered into with the DOJ and an undertaking agreed with the EU, Alcoa will sell a 25% interest in Reynolds' Longview, Washington aluminum smelter, as well as Reynolds' interest in three alumina refineries: Worsley, Australia (56% owned); Stade, Germany (50% owned); and Sherwin, Texas (100% owned).

Three of Reynolds four global business units will be fully merged with
Alcoa:

        * Packaging and Consumer business (1999 revenue of $1.45 billion);
        * Construction and Distribution business (1999 revenue of $1.02 billion); and
        * Transportation business (1999 revenue of $400 million).

In addition, from Reynolds Base Materials business, approximately one million metric tons of smelting capacity, bauxite reserves and two petroleum coke plants will be merged into Alcoa.

"We are extremely pleased to complete this merger and welcome Reynolds employees to Alcoa," said Alcoa President and CEO Alain Belda. "We will rapidly integrate Reynolds and thereby create additional value for Alcoa and Reynolds customers and other stakeholders."

With respect to the Reynolds businesses to be sold under the regulatory approvals, Mr. Belda observed, "The business case for the merger remains compelling, and proceeds from the sale of the divested assets will contribute significantly to investment in further profitable growth for Alcoa."

Shares of Reynolds stock will cease trading on the New York Stock Exchange at the close of business today. As a result of the merger, each outstanding Reynolds share was converted into 1.06 shares of Alcoa common stock. Reynolds shareholders who hold their own stock certificates will receive notice in the mail regarding the process to exchange their shares for Alcoa stock. Reynolds shareholders whose shares are held through banks or brokers will receive information about their holdings from those institutions.

EDITORIAL CONTACTS:
Bonita A. Cersosimo
Alcoa
Phone:  1 412 553 4462


LouAnne Nabhan
Reynolds Metals
Phone:  1 804 281 2171

INVESTOR RELATIONS:
Edgar M. Cheely, Jr.
Alcoa
Phone:  1 412 553 2231

Julian H. Taylor
Reynolds Metals
1 804 281 4505

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated May 3, 2000.

         8.2  Opinion of Wachtell, Lipton, Rosen & Katz, dated May 3, 2000.

         23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP, dated May 4, 2000.

         23.2 Consent of Wachtell, Lipton, Rosen & Katz, dated May 4, 2000.




                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   ALCOA INC.


                                                   By: /s/ Lawrence R. Purtell
                                                       -----------------------

Date:  May 8, 2000




                               EXHIBIT INDEX

Exhibit No.                  Exhibit Name                        Page Number
-----------                  ------------                        -----------

8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated May 3, 2000.

8.2 Opinion of Wachtell, Lipton, Rosen & Katz, dated May 3, 2000, addressed to Reynolds Metals Company.

23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP, dated May 4, 2000.

23.2           Consent of Wachtell, Lipton, Rosen & Katz, dated May 4, 2000.